Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Charles River Laboratories International Inc. of our report dated February 13, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Charles River Laboratories International Inc.'s Annual Report on Form 10-K for the year ended December 30, 2017.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

May 17, 2018